LIFEWAY FOODS, INC 8-K

Exhibit 99.1

Lifeway and Danone Sign Cooperation Agreement

New Independent Directors to be Added

Stockholders’ Agreement Litigation is Stayed

Lifeway is Evaluating Capital Allocation Alternatives to Maximize Value

Danone Will Not Vote or Deliver Consent in Favor of Proposals Contained in the Consent Solicitation

MORTON GROVE, Ill., September 30, 2025 — Lifeway Foods, Inc. (NASDAQ: Lifeway), a leading U.S. supplier of kefir and fermented probiotic products that support the microbiome, today announced a Cooperation Agreement with Danone North America PBC (“Danone”). Subject to the terms and conditions of the Cooperation Agreement, Lifeway agreed to carry out an orderly refreshment of its board of directors (the “Board”), and the pending litigation pertaining to Danone’s Stockholders’ Agreement with Lifeway will be stayed. Additionally, Danone has agreed not to act by written consent in favor of proposals contained in the ongoing consent solicitation filed by Edward and Ludmila Smolyansky, among others, and to support the Board’s recommended director candidates at the 2025 and 2026 annual meetings.

As part of the Cooperation Agreement:

•	Refreshment of the Lifeway Board – Lifeway agreed that, by October 30, 2025, Lifeway’s Board will appoint three directors who are, and by November 14, 2025 Lifeway’s Board will appoint one more director who is, independent under Nasdaq rules, selected by the Board’s Strategic Review Committee (which is solely comprised of Lifeway independent directors) and unaffiliated with Danone, Ed and Lucy Smolyansky, Lifeway and any current Lifeway officer or director, subject to Danone’s good faith review and approval (not unreasonably withheld, conditioned or delayed). In addition, to promote good governance practices while preserving the benefits of board continuity through an orderly board refreshment process, Pol Sikar will step down from the Board on or before the Company’s 2025 annual meeting of shareholders, and Jay Scher and another current member of the Board will step down from the Board on or before the Company’s 2026 annual meeting of shareholders. Pol and Jay are the longest serving members of the Board, and the Company thanks them for their service and contributions.
•	Chair – Lifeway agreed that, by the earlier of October 30, 2025 and the date on which the third new independent director is appointed to the Board, the Board will separate the Chair and CEO roles, consistent with good corporate governance practices, and appoint an independent director to serve as Chair of the Board. Julie Smolyansky will continue in her role as CEO of the Company.

•	Stay of Litigation – Lifeway and Danone agreed to jointly stay pending litigation.
•	Stockholders’ Agreement – Lifeway agreed to comply with the Stockholders’ Agreement without contesting or admitting its validity, and Danone has agreed to waive certain rights under the Stockholders’ Agreement, including its right to appoint a member of the Board. In addition, Danone has agreed to waive and not to enforce any of its rights under the Stockholders’ Agreement (except for books and records rights), if Danone and its affiliates no longer own at least 5% of the number of shares of Lifeway common stock currently outstanding.
•	No Support for Certain Future Solicitations – In the event that at any time prior to June 30, 2026, Edward or Ludmila Smolyansky call a special meeting of shareholders or commence a consent solicitation, Danone will vote or deliver a consent in accordance with the Board’s recommendations with respect to all matters relating to Board composition and, with certain exceptions, Lifeway’s organizational documents.
•	Issuance of equity-based compensation – Lifeway’s Compensation Committee will be permitted to issue equity-based compensation to members of Lifeway’s management other than Julie Smolyansky and her relatives, enabling Lifeway to attract and retain talent consistent with other public companies.
•	Shelf Registration Cooperation – Lifeway has agreed to file a shelf registration statement by October 30, 2025, which would facilitate the public registration of Danone’s shares for sale, if Danone decides to sell shares of Lifeway common stock. Danone has agreed that, if it determines to sell its stake in Lifeway, it will consider in good faith a potential marketed offering of all or a portion of its shares of Lifeway’s Common Stock.

In addition, Lifeway is in the process of evaluating capital allocation alternatives in light of these changes in order to maximize value for shareholders.

Julie Smolyansky, Lifeway’s Chairman, President and Chief Executive Officer, said: “Lifeway has always been about resilience, innovation, and community. This agreement allows us to move forward with clarity and stability, while continuing to focus on what matters most: bringing probiotic-rich foods to more families and creating value for our shareholders. We are pleased to have this agreement in place as we enter this next chapter of growth.”

The full Cooperation Agreement will be filed with the U.S. Securities and Exchange Commission on a Current Report on Form 8-K.

Evercore Group LLC is serving as financial advisor, and Sidley Austin LLP is serving as legal advisor, to Lifeway.

About Lifeway Foods, Inc.

Lifeway Foods, Inc., which has been recognized as one of Forbes’ Best Small Companies, is America’s leading supplier of the probiotic, fermented beverage known as kefir. In addition to its line of drinkable kefir, the Company also produces a variety of cheeses and a ProBugs® line for kids. Lifeway’s tart and tangy fermented dairy products are now sold across the United States, Mexico, Ireland, South Africa, United Arab Emirates, and France. Learn how Lifeway is good for more than just you at lifewayfoods.com.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, beliefs regarding the effect of the Cooperation Agreement on Lifeway Foods, Inc. (the “Company”) in the future. These statements use words, and variations of words, such as “will,” “continue,” “future,” “increase,” “believe,” “outlook,” “expect,” and “predict.” You are cautioned not to rely on these forward-looking statements. These forward-looking statements are made as of the date of this press release, are based on current expectations of future events, and thus are inherently subject to a number of risks and uncertainties, many of which involve factors or circumstances beyond Lifeway’s control. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from Lifeway’s expectations and projections. These risks, uncertainties and other factors include: price competition; the decisions of customers or consumers; the actions of competitors; changes in the pricing of commodities; the effects of government regulation; possible delays in the introduction of new products; the distraction and other adverse effects of a proxy contest or consent solicitation on the business; and customer acceptance of products and services. A further list and description of these risks, uncertainties and other factors can be found in Lifeway’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as amended, which is available online at https://www.sec.gov or http://lifewaykefir.com/investor-relations/ or on request from Lifeway. Lifeway expressly disclaims any obligation to update any forward-looking statements (including, without limitation, to reflect changed assumptions, the occurrence of anticipated or unanticipated events or new information), except as required by law.

Important Additional Information

The Company intends to file a proxy statement on Schedule 14A, an accompanying BLUE proxy card and other relevant documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s shareholders for the Company’s 2025 annual meeting of shareholders. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING BLUE PROXY CARD, AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of the definitive proxy statement, an accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by visiting the “Investor Relations” tab of the Company’s website at http://lifewaykefir.com/investor-relations/.

Participants in the Solicitation

The Company, each of its independent directors (Juan Carlos Dalto, Jody Levy, Dorri McWhorter, Perfecto Sanchez, Jason Scher and Pol Sikar) and certain of its executive officers (Julie Smolyansky, Chief Executive Officer, President and Secretary, and Eric Hanson, Chief Financial and Accounting Officer and Treasurer) are deemed to be “participants” (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with matters to be considered at the Company’s 2025 annual meeting of shareholders. Information about the names of the Company’s directors and officers, their respective interests in the Company by security holdings or otherwise, and their respective compensation is set forth in the “Information About Our Directors and Executive Officers” section in Part III, Item 10 – Directors, Executive Officers and Corporate Governance of Amendment No. 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 29, 2025 (the “Form 10-K Amendment”), in Part III, Item 11 – Executive Compensation of the Form 10-K Amendment and in the “Security Ownership of Certain Beneficial Owners and Management” section in Part III, Item 12 – Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters of the Form 10-K Amendment. Supplemental information regarding the participants’ holdings of the Company’s securities can be found in SEC filings on Statements of Change in Ownership on Form 4 filed with the SEC on June 18, 2025 for Julie Smolyansky (available here) and Eric Hanson (available here) and on July 1, 2025 for each of Pol Sikar (available here), Juan Carlos Dalto (available here), Jason Scott Scher (available here), Dorri McWhorter (available here), Perfecto Sanchez (available here), and Jody Levy (available here).

Contact:

Edelman Smithfield

LifewayES@edelmansmithfield.com

Derek Miller Vice President of Communications, Lifeway Foods

derekm@lifeway.net